UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 3, 2008
TeamStaff, Inc.

(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Executive Drive
Somerset, NJ 08873

(Address and zip code of principal executive offices)
(877) 523-9897

(Registrant’s telephone number, including area code
CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
The information required to be disclosed in this Item 3.02 concerning the grant of restricted stock awards to Mr. Wilson is incorporated herein by reference from Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On October 3, 2008, TeamStaff, Inc., (the “Company” or “TeamStaff”) entered into an employment agreement with Mr. Kevin Wilson, the material terms of which are summarized below. Mr. Wilson, who previously served as Director of TeamStaff Government Solutions, Inc. (“TeamStaff GS”), will serve as the President of TeamStaff GS, the Company’s subsidiary which provides medical, office administration and logistics professional staffing services to government agencies. As used in the following summary, the term “Executive” shall refer to Mr. Wilson. The following description of this employment agreement is qualified in its entirety by reference to the full text of such agreement, which agreement is filed as an exhibit to this Current Report.
•	The employment agreement is for an initial term expiring September 30, 2010. Under the employment agreement, the Executive will receive a base salary of $200,000. The term of the agreement is effective as of October 1, 2008.

•	The Executive may receive a bonus in the sole discretion of the Management Resources and Compensation Committee of the Board of Directors. The Executive will have an opportunity to earn a cash bonus of up to 70% of his base salary for each fiscal year of employment. The bonus will be based on performance targets and other key objectives established by the Chief Executive Officer. Thirty percent of the bonus shall be based on achieving revenue targets, sixty percent shall be based on achieving EBITDA targets, and ten percent shall be based on achieving corporate goals established by the Chief Executive Officer. The Executive may be eligible for additional compensation for exceeding performance targets as determined in the sole discretion of the Management Resources and Compensation Committee.

•	Grant of 30,000 shares of restricted common stock. The vesting schedule applicable to the restricted stock is as follows: one-third of the restricted shares vest on the date of the agreement; one-third vest on September 30, 2009, upon satisfaction of performance targets and other key objectives established by the Chief Executive Officer for fiscal 2009; and one-third vest on September 30, 2010, upon the satisfaction of the performance targets determined for fiscal 2010. However, in the event of a change in control (as defined in the employment agreement), the conditions to the vesting of the restricted stock awards shall be deemed void and all such shares shall be immediately and fully vested and delivered to the Executive.

•	In the event of the termination of employment by us without “cause” or by the Executive for “good reason,” as those terms are defined in the employment agreement, or in the event his employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 6 months of base salary; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event of termination for disability, the Executive would also receive a pro-rata bonus, as described below.

•	In the event of the termination of his employment due to his death, the Executive’s estate would be entitled to receive: (a) all compensation accrued but not paid as of the termination date; (b) continued participation in our health and welfare plans for a period not to exceed 6 months from the termination date; and (c) payment of a “Pro Rata Bonus”, which is defined as an amount equal to the lesser of (i) $75,000, and (ii) the Targeted Bonus multiplied by a fraction, the numerator of which shall be the number of days from the commencement of the fiscal year to the termination date, and the denominator of which shall be the number of days in the fiscal year in which the Executive was terminated.

•	If the Executive’s employment is terminated by us for “cause” or by him without “good reason,”

he is not entitled to any additional compensation or benefits other than his accrued and unpaid compensation.
•	In the event that within 90 days of a “Change in Control” as defined in the employment agreement, (a) the Executive is terminated, or (b) his status, title, position or responsibilities are materially reduced and the Executive terminates his employment, the Company shall pay and/or provide to the Executive, the following compensation and benefits:
          (A) The Company shall pay the Executive, in lieu of any other payments due hereunder, (i) the accrued compensation; (ii) the continuation benefits; and (iii) as severance, base salary for a period of 6 months, payable in equal installments on each of the Company’s regular pay dates for executives during the six months commencing on the first regular executive pay date following the termination date; and
          (B) The conditions to the vesting of any outstanding incentive awards (including restricted stock, stock options and granted performance shares or units) granted to the Executive under any of the Company’s plans, or under any other incentive plan or arrangement, shall be deemed void and all such incentive awards shall be immediately and fully vested and exercisable.
•	In addition, in the event the Company serves a “Notice of Retention” and the Executive diligently performs his duties during the “Retention Period” (as those terms are defined in the employment agreement), the Company shall pay the Executive, in one lump sum on the first day of the month immediately following the month in which the Retention Period ends, an amount equal to 50% of his then current base salary. In the event the Company fails to serve a Notice of Retention, the Company shall pay the Executive in one lump sum on the first day of the month immediately following the change of control, an amount equal to 50% of the Executive’s then current base salary.
•	Notwithstanding the foregoing, if the payments due in the event of a change in control would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the aggregate of such credits or payments under the employment agreement and other agreements shall be reduced to the largest amount as will result in no portion of such aggregate payments being subject to the excise tax imposed by Section 4999 of the Code. The priority of the reduction of excess parachute payments shall be in the discretion of the Executive.
•	Pursuant to the employment agreement, the Executive is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreements.
                    Biographical Information
          Mr. Wilson was appointed Director of TeamStaff GS in June 2007. From January 2004 to June 2007, Mr. Wilson served as the Director of Strategic Alliances of Varec, Inc., where he was responsible for business development in the domestic and foreign defense markets. Prior to his tenure at Varec, Inc., from March 1997 to January 2004, Mr. Wilson was the Program Manager for a multiyear defense services contract with Endress Hauser Systems & Gauging. Mr. Wilson also worked at Tracer Research Corporation from January 1990 to March 1997, where he was Project Manager for the United States Air Force, Air Combat Command professional services contract. Mr. Wilson holds a BS in Business Marketing from Northwest Missouri State University. Mr. Wilson is 43 years old.

Item 9.01	Financial Statements and Exhibits

Exhibit
(d)	Number	Exhibit Title or Description
	10.1	Employment Agreement between the Company and Kevin Wilson

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Rick Filippelli
	Name:	Rick J. Filippelli
	Title:	President and Chief Executive Officer
	Date:	October 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement between the Company and Kevin Wilson

4